Exhibit 99.1
VISICU, INC. ACQUIRED BY PHILIPS
Baltimore, MD — February 20, 2008 — VISICU, Inc. (“Visicu” or the “Company”) (NASDAQ: EICU), a healthcare information technology and clinical solutions company focused on critical care, today announced the successful completion of the acquisition of the Company by Philips Holding USA Inc. (“PHUSA”), a subsidiary of Koninklijke Philips Electronics, N.V. (NYSE: PHG, AEX: PHI) (“Royal Philips”) for approximately $427 million, including payment to option holders, pursuant to the previously announced Agreement and Plan of Merger, dated as of December 18, 2007, by and among Visicu, PHUSA and Ice Merger Sub, Inc. As of February 20, 2008, shares of Visicu common stock will no longer be listed on the NASDAQ.
Visicu stockholders will receive shortly a mailing from the Company’s transfer agent describing the procedure for returning stock certificates and receiving payment of the merger consideration.
About Visicu
Visicu, Inc. is a healthcare information technology and clinical solutions company focused on transforming the delivery of critical care through its eICU® Program. Through remote monitoring technology and clinical intelligence, experienced critical care resources are leveraged to provide coverage and early intervention for safer, more effective patient care. Currently more than 180 hospitals serving over 250,000 patients annually have partnered with Visicu to implement eICU programs. More information is available at www.VISICU.com. VISICU® and eICU® are registered trademarks of Visicu, Inc. All rights reserved. All other brand names, product names, company names, trademarks and service marks are the property of their respective owners. visicu-f
About Royal Philips
Koninklijke Philips Electronics N.V. is a global leader in healthcare, lighting and consumer lifestyle, delivering products, services and solutions through the brand promise of “sense and simplicity”. Headquartered in the Netherlands, Royal Philips employs approximately 128,100 employees in more than 60 countries worldwide. Royal Philips is a market leader in medical diagnostic imaging and patient monitoring systems, energy efficient lighting solutions, personal care and home appliances, as well as consumer electronics.
About PHUSA
Philips Holding USA Inc. is a Delaware corporation and is a wholly owned U.S. subsidiary of Royal Philips. PHUSA conducts certain operations of Royal Philips within the U.S.
Safe Harbor Statement
This release contains forward-looking statements that are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve a number of risks and uncertainties. Investors are cautioned that statements in this release that are not strictly historical statements constitute forward-looking statements. It is important to note that the Company’s performance, and actual results, financial condition or business could differ materially from those expressed in the forward-looking statements. The words “may”, “could”, “would”, “should”, “outlook”, “positions us”, “guidance”, “expects”, “estimates”, “intends”, “plans”, “projects”, “anticipates”, “believes”, “predicts”, “potential” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements.
You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, levels of activity, performance or achievements. Factors that could cause results to differ materially from current expectations include, but are not limited to: market acceptance of our principal product offering and any new product releases; the price, performance and reliability of our products and services; our ability to attract and retain new customers and renewal rates of our existing customers; unanticipated delays or problems in releasing new products and services; financial and budget constraints of hospitals, changes in our pricing practices or our competitors’ pricing practices and changes in the healthcare industry; the introduction or availability of competing products or services and other competitive factors; and changes in the government regulation of our products and services.
Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
Contact
For more information please contact Robert Pepper, Visicu, Inc., Vice President Marketing at
(410) 246-5364 or rpepper@visicu.com.